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                                                                   Exhibit 23.05

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors of
 Entercom Communications Corp.
Bala Cynwyd, Pennsylvania

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-61381 of Entercom Communications Corp. of our report dated September 18, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Boston, Massachusetts
October 30, 1998